UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

KAISER VENTURES LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3633 Inland Empire Blvd., Suite 480, Ontario, CA	91764
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 909.483.8500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective March 15, 2005, Business Staffing, Inc., a subsidiary of Kaiser Ventures LLC (the “Company”), and Paul F. Shampay entered into that certain Transition Employment Agreement. Cook. Mr. Shampay currently serves as the Vice President-Finance. In summary, as a result of Mr. Shampay relocating to Northern California, the Transition Employment Agreement, which supercedes the previous employment agreement with Mr. Shampay, provides that Mr. Shampay will continue to work full time for the benefit of the Company through approximately April 30, 2005, and on an “as needed” basis for and additional six months at his current annual salary. There after for a period of at least six months, Mr. Shampay will be available to the Company on a consulting basis. The Company reimburses Business Staffing for the costs of Mr. Shampay’s employment.

ITEM 5.02 Departure of Directors or Principal Officers

See disclosure under Item 1.01 above.

ITEM 9.01 Financial Statement and Exhibits

(c)	Exhibits

10.1	Transition Employment Agreement between Business Staffing, Inc. and Paul F. Shampay dated effective March 15, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER VENTURES LLC
(Registrant)

Date: March 16, 2005	/s/ James F. Verhey
(Signature)*
James F. Verhey
Executive Vice President - Chief Financial Officer

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